Exhibit 99.1

Syndax Pharmaceuticals Announces Transition of Michael A. Metzger to Chief Executive Officer; Briggs W. Morrison, M.D., to Assume Role of President, Head of Research & Development

WALTHAM, Mass., February 3, 2022 (PRNEWSWIRE) – Syndax Pharmaceuticals, Inc. (“Syndax,” the “Company” or “we”) (Nasdaq: SNDX), a clinical-stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced that Michael A. Metzger, President and Chief Operating Officer, will transition to the role of Chief Executive Officer, effective today. Briggs W. Morrison, M.D., Chief Executive Officer, will transition to the role of President, Head of Research and Development (R&D). Mr. Metzger and Dr. Morrison will remain on the Company’s Board of Directors. Both Mr. Metzger and Dr. Morrison joined Syndax together in 2015 with the goal of building a world-class oncology company.

“Briggs and I have worked very closely in partnership over the last seven years to expand Syndax’s portfolio of assets through business development transactions while simultaneously building the organization, developing the pipeline, and executing on key capital raising initiatives,” said Mr. Metzger. “This transition will better align our roles and priorities with our individual areas of expertise. Going forward, I will be focused on executing on the strategic vision for the Company, including establishing the operational groundwork to expand Syndax into a commercial entity and growing our pipeline through transactions. Briggs will continue to lead the R&D organization, with a key focus on bringing two assets to approval and helping to bring new assets into the organization. I look forward to our continued partnership as we work to deliver innovative therapies to areas of high unmet need in oncology and build long-term value for all of our stakeholders.”

“With topline data expected early next year for both of our ongoing SNDX-5613 and axatilimab registration programs, we are keenly focused on preparations for multiple potential New Drug Application filings in 2023,” said Dr. Morrison. “I look forward to focusing my efforts, together with the talented team at Syndax, on developing these exciting product candidates into approved therapies and to advancing them into new indications in the clinic, including the first-line and maintenance settings for SNDX-5613 in acute leukemia, and in idiopathic pulmonary fibrosis for axatilimab. We expect this transition of roles to be seamless, and I look forward to continuing to partner with Michael as we work to advance our mission of realizing a future in which people with cancer live longer and better than ever before.”

Prior to joining Syndax, Mr. Metzger served as President, Chief Executive Officer and a Director of Regado Biosciences through its merger with Tobira Therapeutics (acquired by Allergan). He has also served in senior leadership and business development roles at Mersana Therapeutics, Forest Laboratories (acquired by Allergan), and in various other industry and investment roles. He received a B.A. from George Washington University and an M.B.A. in finance from the New York University Stern School of Business.

Prior to Syndax, Dr. Morrison served in several senior leadership roles in the industry, including as Executive Vice President, Global Medicines Development and Chief Medical Officer at AstraZeneca, Head, Medical Affairs, Safety and Regulatory Affairs at Pfizer, and Vice President, Clinical Sciences, Oncology, at Merck & Co. He received a B.S. in biology from Georgetown University and an M.D. from the University of Connecticut.

About Syndax Pharmaceuticals, Inc.

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. The Company's pipeline includes SNDX-5613, a highly selective inhibitor of the Menin–MLL binding interaction, axatilimab, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, and entinostat, a class I HDAC inhibitor. For more information, please visit www.syndax.com or follow the Company on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials, the reporting of clinical data for Syndax's product candidates, and the potential use of our product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the COVID-19 pandemic may disrupt our business and that of the third parties on which we depend, including delaying or otherwise disrupting our clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; failure of Syndax's collaborators to support or advance collaborations or product candidates; and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contacts

Investor Contact

Melissa Forst

Argot Partners

melissa@argotpartners.com

Tel 212.600.1902

Media Contact
David Rosen
Argot Partners
david.rosen@argotpartners.com
Tel 212.600.1902

SNDX-G